INFORMATION REQUIRED IN REGISTRATION STATEMENT
EXHIBIT INDEX [conform]
Officers Certificate

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Diageo Capital plc

(Exact Name of Registrant as Specified in Its Charter)

Scotland (State of Incorporation or Organization)	None (I.R.S. Employer Identification No.)

Edinburgh Park, 5 Lochside Way, Edinburgh, Scotland (Address of Principal Executive Office)	EH12 9DT (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates: No. 333-14100 (If applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

3.50% Guaranteed Notes due 2007	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

             The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated November 12, 2002 to a prospectus dated November 30, 2001, relating to the Securities to be registered hereunder (the “Prospectus”) included in the Registrant’s Registration Statement on Form F-3 (File No. 333-14100) declared effective by the Commission on November 30, 2001. The Registrant incorporates by reference the Prospectus to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

             Reference is made to the information set forth under the headings “Description of Debt Securities and Guarantees” and “Certain U.S. and U.K. Tax Considerations” of the Prospectus, which information is incorporated herein by reference.

Item 2.	Exhibits

             Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

(A)	Prospectus (incorporated herein by reference to the Registrant’s filing pursuant to Rule 424(b))

(B)	1.1	Indenture, among the Registrant, Diageo plc, as Guarantor (the “Guarantor”), and Citibank, N.A., as Trustee, dated as of August 3, 1998 (the “Indenture”) (incorporated by reference to Exhibit 1.1 filed in the Registrant’s Form 8-A, dated August 3, 1998)

1.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 1.1 hereof)

1.3	Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Diageo Capital plc (Registrant)

Date: November 21, 2002	By: /s/ John Nicholls

Name: John Nicholls
Title: Assistant Secretary

EXHIBIT INDEX [conform]

Exhibit No.	Description of Exhibit	Page

1.1	Indenture, among the Registrant, Diageo plc, as Guarantor (the “Guarantor”), and Citibank, N.A., as Trustee, dated as of August 3, 1998 (the “Indenture”) (incorporated by reference to Exhibit 1.1 filed in Registrant’s Form 8-A, dated August 3, 1998).

1.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 1.1 hereof).

1.3	Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities (Exhibit A to Exhibit 1.3 is included in Exhibit 1.1 hereof).